Exhibit 99.2

SKY FINANCIAL GROUP, INC.

GLB BANCORP, INC.

LETTER OF TRANSMITTAL

Return this form with your stock certificate(s) in the enclosed envelope to The Bank of New York as indicated below:

By Mail:	The Bank of New York GLB Bancorp, Inc. Exchange P.O. Box 859208 Braintree, MA 02185-9208

By Overnight Delivery:	The Bank of New York GLB Bancorp, Inc. Exchange 165 Bay State Road Braintree, MA 02184

By Hand:	The Bank of New York Reorganization Services 101 Barclay Street Receive and Deliver Window, Street Level New York, NY 10286

Please read this Letter of Transmittal carefully.

Direct any questions to Christine Hartog of GLB Bancorp, Inc. at (440) 974–0000.

1	About You and Your GLB Bancorp, Inc. Common Shares	— Indicate any permanent address change next to your address as shown.

Common Share Certificate Number	Number of Shares

Account No. Total Shares

For purposes of this form, all references to GLB Bancorp, Inc. common share certificates include any common share certificates of Great Lakes Bank that you did not exchange for GLB Bancorp, Inc. common share certificates in connection with the 1997 bank reorganization and subsequent initial public offering by GLB Bancorp, Inc. in 1998. If you have any such Great Lakes Bank common share certificates, please submit them with this form and attach a list of the share certificate numbers.

If you hold more GLB Bancorp, Inc. common share certificates in the same name(s) that are not shown above, please submit those share certificates with this form and attach a list of the additional share certificate numbers.

2	Required Signatures

I/we, the undersigned, surrender to you for exchange the GLB Bancorp, Inc. common shares identified on this Letter of Transmittal. I/we acknowledge that I/we will receive the consideration for the GLB Bancorp, Inc. common shares surrendered herewith in the form determined by the Merger Agreement. I/we hereby authorize The Bank of New York as Exchange Agent to follow all elections and to rely upon all representations, certifications and instructions accompanying this Letter of Transmittal.

Required Signatures—all shareholders must sign below.

x		x
	Signature of Shareholder Date		Signature of Shareholder (if joint account) Date

Daytime Phone Number                                                                   Title, if required

3	Verify Your Taxpayer Identification Number

This is the Social Security Number or Employer Identification Number we have on file for you:

If there is no number provided above or the number is preceded by an “N” or is incorrect, you MUST complete the Substitute Form W-9 in Section 7 of this Letter of Transmittal; otherwise, please proceed to Section 4 below.

See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for completing Substitute Form W-9.

4	Special Transfer or Payment Instructions

Any Sky Financial common shares and/or any check you receive in the exchange will be issued in the name(s) printed in Section 1 unless you indicate a different name(s) below. If you indicate a different name(s), your signature(s) and a Medallion Signature Guarantee are required, and the Substitute Form W-9 in Section 7 MUST be completed by the new shareholder(s).

Name	Name (if joint account)
Address
City	State Zip
x	Place Medallion
x	Signature Guarantee here ➢
Authorized signature(s)

5	Special Delivery Instructions

Sky Financial common shares and/or a check will be mailed to the person and address shown in Section 1 (or the person and address in Section 4, if completed) unless you indicate a different address below:

Name
Address
City State Zip

6	Affidavit of Lost, Stolen or Destroyed Certificates— This affidavit is valid only if signed and notarized below.

This section is to be completed only if you cannot locate your GLB Bancorp, Inc. share certificates.

State of	Name of Shareholder
County of	Address
City/ State / Zip

List certificate number(s) and number of GLB Bancorp, Inc. common shares.

Certificate Number(s):	Total Number of Shares:

The undersigned person(s) says that:

I am the lawful owner of the above described GLB Bancorp, Inc. common share certificate(s). The certificate(s) has not been endorsed, transferred, assigned or otherwise disposed of. I have made a diligent search for the certificate(s) and have been unable to find it, and I make this affidavit for the purpose of exchanging the certificate(s) without surrendering the certificate(s). I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company. I agree to indemnify Seaboard Surety Company from all liabilities, losses, damages and expenses (including attorneys’ fees) that it may sustain or incur by reason or on account of assuming liability under its Indemnity Bond No.         . I hereby agree to surrender the certificate(s) for cancellation should I, at any time, find the certificate(s).

Dated by Affiant (shareholder) this day of , 2003
Signature of Affiant (shareholder)
Signature of Co-Affiant (shareholder)
Notary Public (Affix Notarial Seal)

Note:	Notary required.

There will be no service fee or premium for lost, stolen or destroyed GLB Bancorp, Inc. share certificates.

7	Substitute Form W-9

SUBSTITUTE FORM W-9

Department	of the Treasury, Internal Revenue Service

Payee’s Request for Taxpayer Identification Number (“TIN”) and Certifications

Part I

Please provide your TIN on the line to the right and certify by signing and dating below:
Social Security No. or Employer ID No.

Certification—Under the Penalties of Perjury

I certify that (1) the number shown on this letter of transmittal in Section 3 or provided above is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (A) I am exempt from backup withholding; (B) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (C) the IRS has notified me that I am no longer subject to backup withholding. (You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return.)

Signature
Name
Address

Date

Part II

☐	TIN applied for (or intended to apply for in near future)

Check box if applicable.

Part III

☐	Exempt Payee — Check box if applicable.

Also attach Certificate of Foreign Status, if applicable.

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 30% ON ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE MERGER AGREEMENT. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

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